UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2007
Digital Recorders, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-13408 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

5949 Sherry Lane, Suite 1050 Dallas, Texas (Address of Principal Executive Offices)	75225 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On June 11, 2007 (the “Closing Date”), Digital Recorders, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Douglas Brown, Dartha Vanderburg, Charles Ewing, Ewing Family Properties LLLP, Trust for Robin Ewing and Frank P. Ewing (the “Series J Investors”) to sell 90 shares (the “Series J Financing”) of the Company’s newly designated Series J Convertible Preferred Stock (the “Series J Preferred Stock”). The aggregate proceeds to the Company from the Series J Financing was $450 thousand. The Series J Financing is described in more detail under the heading, “Item 3.02.—Unregistered Sales of Equity Securities” below.
     In addition to the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Series J Investors pursuant to which the Company has agreed that upon demand by the Series J Investors, the Company will register the shares of Common Stock issuable upon conversion of the Series J Preferred Stock (the “Registrable Shares”) for resale by the Series J Investors under the Securities Act of 1933, as amended (the “Securities Act”). The Company also agreed that it will register the Registrable Shares if the Company registers any of its securities under the Securities Act in connection with a public offering of its common stock during the one year period following the Closing Date.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES
     On the Closing Date, pursuant to the terms of the Purchase Agreement, the Company agreed to sell an aggregate of 90 shares of its Series J Preferred Stock at a per share cash purchase price of $5,000. The Company received gross proceeds from the sale of $450 thousand, which will be used for general corporate working capital purposes.
     On June 15, 2007, the Company filed the Certificate of Designation for the Series J Preferred Stock (the “Certificate of Designation”) with the Secretary of State of North Carolina designating 250 shares of the Company’s authorized preferred stock as “Series J Convertible Preferred Stock.” The Company issued 90 shares of its newly designated Series J Preferred Stock to the Series J Investors. All outstanding shares of Series J Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. The general terms of the Company’s Series J Preferred Stock are summarized below.
     Dividends. The Series J Preferred Stock accrues dividends quarterly at a rate of eight percent (8%) per annum on the Liquidation Preference (as described below) and is payable on June 17, September 17, December 17 and March 17 of each year. The Company is obligated to make the first dividend payment on June 17, 2007. Dividends on the Series J Preferred are payable in cash or additional shares of Series J Preferred Stock, at the option of each Series J Investor. With respect to the payment of dividends, the Series J Preferred Stock ranks pari passu with the Company’s Series G Convertible Preferred Stock and Series H Convertible Preferred Stock (collectively, the “Pari Passu Stock”) and prior and superior to the Company’s Series AAA Preferred Stock, Series E Redeemable Nonvoting Convertible Preferred Stock and common stock (collectively, the “Junior Stock”).
     Voting. The holders of the Series J Preferred Stock are entitled to vote together with the holders of the Company’s common stock as a single class on any matter on which holders of the Company’s common stock are entitled to vote. The holders of the Series J Preferred Stock are entitled to a number of votes equal to a quotient obtained by dividing the Liquidation Preference by $2.26. Currently, the issued and outstanding shares of Series J Preferred Stock would be entitled to approximately 199,115 votes, which represents approximately 1.7% of the total voting power of the Company.
     Liquidation. The liquidation preference for the Series J Preferred Stock is currently $5,000 per share (the “Liquidation Preference”). The Series J Preferred Stock is pari passu with the Pari Passu Stock and ranks prior and superior to the Junior Stock.
     Redemption. The holders of the Series J Preferred Stock do not have a right to cause the Company to redeem their shares. However, the Company may redeem the outstanding shares of Series J Preferred Stock at its discretion. The redemption price to be paid is equal to the Liquidation Preference plus the value of all accrued and unpaid dividends.
     Conversion. At the option of the holder, shares of the outstanding Series J Preferred Stock may be converted into a number of fully paid and nonassessable shares of the Company’s common stock. The number of shares of common stock received upon conversion is determined by multiplying the number of Series J Preferred Stock shares held by a fraction the numerator of which is the Liquidation Preference plus all accrued but unpaid dividends and the denominator of which is the conversion price then in effect. Currently, the conversion price of the Series J Preferred Stock is $2.26. The conversion price is subject to adjustment upon the occurrence of stock splits, stock dividends, consolidations, reclassifications, exchanges and substitutions. Currently, the issued and outstanding shares of Series J Preferred Stock will convert into approximately 199,115 shares of the Company’s common stock.

     Automatic Conversion. The outstanding shares of Series J Preferred Stock will automatically convert to shares of the Company’s common stock if the closing bid price for the Company’s common stock on the NASDAQ Stock Market (or other exchange or market on which the common stock may be traded) for any consecutive twenty day period exceeds $4.52.
     The foregoing sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

ITEM 3.03	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS
     The Series J Preferred Stock is pari passu with the Pari Passu Stock and ranks prior and superior to the Junior Stock with respect to payment of dividends and upon liquidation, dissolution and winding up. For a description of the rights and preferences of the Series J Preferred Stock, please see “Item 3.02 — Unregistered Sales of Equity Securities.”

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     The Company’s Certificate of Incorporation has been amended to provide for the issuance of up to 250 shares of Series J Preferred Stock pursuant to the Certificate of Designation of the Series J Preferred Stock. For a summary of the Series J Preferred Stock, please see “Item 3.02 — Unregistered Sales of Equity Securities.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: June 15, 2007	By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary